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                                                                     EXHIBIT (l)




                                June 23, 1998



Van Kampen American
Capital Senior Income Trust
One Parkview Plaza
Oakbrook Terrace, Illinois 60181



                Re:  Van Kampen American
                     Capital Senior Income Trust
                     Registration Statement on Form N-2

Ladies and Gentlemen:

     We have acted as special counsel to Van Kampen American Capital Senior Income Trust (the "Company"), a voluntary association with transferable shares organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts, commonly known as a Massachusetts business trust , in connection with the initial public offering by the Company of up to 195,500,000 shares (including 25,500,000 shares subject to an over-allotment option) (the "Shares") of the Company's common shares of beneficial interest, par value $0.01 per share (the "Common Shares").

     This opinion is being furnished in accordance with the requirements of
Item 24(2)(1) of Form N-2 under the Securities Act of 1933, as amended (the "Securities Act") and the Investment Company Act of 1940, as amended (the "Investment Company Act" and together with the Securities Act, the "Acts").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form N-2 (File No. 333-49829 and 811-08743) as filed with the Securities and Exchange Commission (the



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Van Kampen American
Capital Senior Income Trust
June 23, 1998
Page 2


"Commission") on April 9, 1998 under the Acts, Pre-Effective Amendment No. 1 to such Registration Statement as filed with the Commission on May 13, 1998 under the Acts, Pre-Effective Amendment No. 2 to such Registration
Statement as filed with the Commission on June 19, 1998 under the Acts and Pre-Effective Amendment No. 3 to such Registration Statement as filed with the Commission on June 23, 1998 under the Acts (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company, as issuer, and Morgan Stanley Dean Witter, A.G. Edwards & Sons, Inc., Advest, Inc., Robert W. Baird & Co. Incorporated, Dain Rauscher Wessels, a Division of Dain Rauscher Incorporated, Fahnestock & Co. Inc., First of Michigan Corporation, Gruntal & Co., L.L.C., Interstate/Johnson Lane Corporation, Janney Montgomery Scott Inc., Legg Mason Wood Walker, Incorporated, McDonald & Company Securities, Inc. and Raymond James & Associates, Inc. as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) a specimen certificate representing the Common Shares; (iv) the Declaration of Trust of the Company, as presently in effect; (v) the By-Laws of the Company, as presently in effect; and (vi) certain resolutions of the Board of Trustees of the Company relating to the authorization, sale and issuance of the Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had



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Van Kampen American
Capital Senior Income Trust
June 23, 1998
Page 3


or will have the power, corporate or other, to enter into and perform all of their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the bar in the Commonwealth of Massachusetts, and we do not express any opinion as to the laws of any other jurisdiction.

     With respect to the opinion expressed below, we note that pursuant to certain decisions of the Supreme Judicial Court of the Commonwealth of Massachusetts, shareholders of a Massachusetts business trust may, in certain circumstances, be assessed or held personally liable as partners for the obligations of a Massachusetts business trust. Even if the Company were held to be a partnership, however, the possibility of the holders of the Shares incurring personal liability for financial loss appears remote because (a)
Article V, Section 5.1 of the Declaration of Trust of the Company contains an express disclaimer of liability for holders of common shares of beneficial interest of the Company, including the Shares, for the obligations of the Company and provides that the Company shall indemnify and hold each holder of such common shares harmless from and against all claims and liabilities to which such holder may become subject by reason of his being or having been a holder of such common shares and (b) Article V, Section 5.5 of the Declaration of Trust of the Company requires that every written obligation, contract, instrument, certificate, common share or preferred share of beneficial interest or other security of the Company or undertaking made or issued by the trustees of the Company contain a disclaimer to the effect that such instrument is not binding upon any of the trustees or shareholders of the Company individually.




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Van Kampen American
Capital Senior Income Trust
June 23, 1998
Page 4


     Based upon and subject to the foregoing, we are of the opinion that when
(i) the Registration Statement becomes effective; (ii) the price at which the Shares are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Shares have been approved by Board of Trustees; (iii) the Underwriting Agreement has been duly executed and delivered; and (iv) the Shares have been delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and, subject to the statements set forth above regarding the liability of shareholders of a Massachusetts business trust, nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                Very truly yours,



                                                /s/ Skadden, Arps,
                                                    Slate, Meagher
                                                    & Flom LLP